EXHIBIT 99.2
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           ERESEARCH INITIATES COVERAGE ON ANDRESMIN GOLD CORPORATION
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TORONTO,  Feb. 3 /CNW/ - eResearch  Analyst Stephen Mussart rated Andresmin Gold
Corporation (OTCBB: ADGD - News) a "Speculative Buy" in an initiating report and
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set a price target at $1.00.  Andresmin is a mineral exploration and development company with 10 projects in the Peruvian Andes.

In the Report, which is free for a limited period of time on eResearch's website, www.eresearch.ca, the analyst commented that Andresmin's flagship
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project "has a 1.4 million ounce inferred gold resource,  which is thought to be a near-surface expression of a much larger underlying copper-gold deposit".

The analyst added that "there is considerable upside potential for the stock from anticipated exploration success".

eResearch is an independent equity research firm that can be commissioned by anyone to provide research. Clients include institutional and retail investors, investment dealers, limited market dealers, and corporations. It does not trade in the securities of the companies it covers or accept any stock related compensation for its research services. It conducts no investment banking or investor relations services for the companies it covers. Andresmin paid eResearch a fee of $7,500 to conduct research on it.

http://www.newswire.ca/en/releases/orgDisplay.cgi?okey=49405
http://www.newswire.ca/en/releases/orgDisplay.cgi?okey=56854

For further information
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Andresmin Gold, Eugene Toffolo
(604) 689-1610
email: info@andresmin.com
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Website: www.andresmin.com
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eResearch, Glenn Cooper
(416) 933-8290
email: gcooper@eresearch.ca
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Website: www.eresearch.ca
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